AMENDED AND RESTATED WARRANT AGREEMENT

                                     between

                         UNIROYAL TECHNOLOGY CORPORATION

                                       and

                        MELLON INVESTOR SERVICES, L.L.C.


                                      dated

                                 JANUARY 1, 2001

                  AMENDED AND RESTATED WARRANT AGREEMENT dated January 1, 2001, amending and restating the Warrant Agreement dated as of June 1,1993 (as amended by Amendment to Warrant Agreement dated as of December 1, 20000, between UNIROYAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES, L.L.C., a New Jersey limited liability company (successor to THE BANK OF NEW YORK, a New York banking corporation), as warrant agent (the "Warrant Agent").


                  WHEREAS the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 800,000 shares, subject to adjustment, of its Common Stock (as defined below), in connection with an offering by the Company of its 11 3/4% Senior Secured Notes due 2003 (the "Notes"). The Notes are to be issued under an indenture to be dated as of June 1, 1993 (the "Indenture"). Each Warrant shall represent the right to purchase from the Company, at an initial price of $4.375 per share, one share of Common Stock, subject to adjustment under certain circumstances.

                  NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate"  of  any  Person  means  any  Person  directly  or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Florida are authorized or obligated by law or executive order to close.

                  "Close of Business" on any given date means 5:00 p.m., New York City time, on such date; provided that, if such date is not a Business Day, "Close of Business" means 5:00 p.m., New York City time, on the next Business Day.

                  "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

                  "Common Stock" means the common stock, $.O1 par value per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                  "Company" means Uniroyal Technology Corporation, a Delaware corporation, and its successors and assigns.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expiration Date" means June 1, 2003.


                  "Holders" means, from time to time, the holders of the Warrants.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons (other than a wholly owned subsidiary of the Company) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other persons, if, in connection with any of the foregoing, consideration (other than consideration which includes Common Equity Securities) is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

                  "Purchase Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $4.375 per share, subject to adjustment from time to time pursuant to Section 3.05 and Article IV hereof.

                  "SEC" means the Securities and Exchange Commission.


                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more Persons in which the Company is the survivor, or a purchase of assets by the Company from one or more other Persons.

                  "Underlying Common Stock" means the shares of Common Stock issuable upon the exercise of the Warrants.

                  "Warrant Agent" means Mellon Investor Services, LLC (successor to The Bank of New York) or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  SECTION 1.02. Certain Other Defined Terms:

Term                                                      Defined in Section
----                                                      ------------------
"Indenture"                                               Preamble
"Notes"                                                   Preamble
"Survivor"                                                3.05(b)
"Warrant Certificates"                                    Preamble
"Warrants"                                                Preamble


                                   ARTICLE II

                           Original Issue of Warrants

                  SECTION 2.01. Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement), shall show the date of countersignature, and shall have such legends and endorsements, each as provided by the Company, typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and which do not affect the duties or responsibilities of the Warrant Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants maybe listed, or to conform to customary usage. The Warrant Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Warrant Agent.

                  Pending the preparation of definitive warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive warrant Certificates.

                  SECTION 2.02. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 800,000 shares of Common Stock shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the written direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.02 or by Section 3.04, Article V or Section 9.04. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer or President or by any of its Vice Presidents, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be the Chairman, Chief Executive Officer, President or a Vice President of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                                   ARTICLE III

   Exercise Price: Exercise of Warrants Generally;  Non-Surviving Combination

                  SECTION 3.01. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to receive one share of Common Stock for each Warrant represented thereby, subject to adjustment as herein provided, upon payment of the Purchase Price for each of such shares. The Purchase Price shall be payable by certified or official bank check, payable in United States currency to the order of the Company.

                  SECTION 3.02. Exercise of Warrants. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time on or prior to the Expiration Date.

                  SECTION 3.03. Expiration of Warrants. The Warrants shall terminate and become null and void as of the Close of Business on the Expiration Date; provided, however, that the warrants will terminate and become null and void prior to the Expiration Date in the event of a Non-Surviving combination, pursuant to Section 3.05.

                  The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become null and void as of the Close of Business on the Expiration Date; provided, however that the failure by the Company to give such notice as provided in this Section shall not affect such termination and becoming null and void of the Warrants as of the Close of Business on the Expiration Date.

                  SECTION 3.04. Method of Exercise. In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed.

                  If fewer than all of the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and, subject to the provisions of Article VI, a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                  Upon surrender of a Warrant Certificate and payment of the Purchase Price in conformity with the foregoing provisions, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, subject to the provisions of Section 9.02, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5.04.


                  SECTION 3.05. Non-Surviving Combination. (a) If the Company proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if closed, the Company shall give written notice thereof to the Warrant Agent and to the Holders of Warrants, promptly after an agreement is reached with respect to the Non-Surviving Combination but in no event less than 30 days prior to the closing thereof. Such notice shall describe the transaction in reasonable detail and specify the consideration to be received by the Holders. The Company shall also furnish to each Holder of Warrants all notices and materials furnished to its stockholders in connection with such transaction.

                  (b) The Company agrees that it will not enter into an agreement providing for a Non-Surviving combination, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to distribute or pay to each Holder of Warrants, upon payment of the Purchase Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Underlying Common Stock if such Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination, (or, if applicable, the record date therefor). Following the consummation of a Non-Surviving Combination, the Warrants shall represent only the right to receive such shares of stock or other property from the Survivor upon payment of the Purchase Price prior to the Expiration Date.

                                   ARTICLE IV

                                   Adjustments

                  SECTION 4.01. Adjustment of Exercise Price and Number of Shares of Common Stock. The number and kind of shares purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

                  (a) Changes in Common Stock. In the event the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,OOOth of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (B) in the case of (iii) above, paragraph (1) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

                  (b) Common Stock Distribution. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) (any such event, including any deemed distributions described in paragraphs (c), (d) and (n) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below) on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,OOOth of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

                  If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph
(b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,OOOth of a share.

                  The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant, except by operation of paragraph (j) or (k) below.

                  (c) Issuance of Options. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

                  (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common stock on the date of such issuance, sale or distribution, then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible
Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Purchase Price shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph
(e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (f) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as appropriate.

                  (h) Consideration Received. If any shares of common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options by the parties thereto, such options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such options in good faith by the Board of Directors of the Company.

                  (i) Deferral of Certain Adjustments. No adjustment to the Purchase Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock.

                  (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Article IV), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                  (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Article IV following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                  (l) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Article IV, the Registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Article IV.

                  (m) Excluded Transactions. Notwithstanding any provision in this Article IV to the contrary, no adjustment shall be made pursuant to this
Article IV in respect of (i) the granting of any Options or the issuance of any shares of Common Stock, in either case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any officers, directors or employees of, or any consultants or advisors to, the Company, or (ii) the issuance of Common Stock pursuant to any dividend reinvestment plan which provides that the price of the Common Stock purchased for plan participants from the Company will be no less than 95% of the average of the high and low sales prices of the Common Stock on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or
(3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company; provided, however, that clause (i) of this paragraph (m) shall not apply to any such grant or issuance if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (i) of this paragraph (m) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of the Options so granted and all then outstanding Options or Convertible Securities).

                  (n) Resets in Conversion Ratio of the Company's Series A and Series B Preferred Stock. In the event that of the Company's Series A or Series B Preferred Stock issued and outstanding on the date hereof (the "Preferred Stock") becomes convertible into a greater number of shares of Common Stock (the incremental increase in the number of shares of Common Stock into which the Preferred Stock is convertible being the "Incremental Shares"), the Company shall be deemed, for purposes of paragraph (b) above, to have issued, on such reset date, the Incremental Shares for no consideration and the Purchase Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be adjusted accordingly pursuant to paragraph (b).

                  SECTION 4.02. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly give written notice to the Warrant Agent of such adjustment or adjustments and shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely conclusively on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty, responsibility or liability to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible or liable for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise or any Warrant.

                  SECTION 4.03. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 4.04. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.


                                    ARTICLE V

                             Warrant Transfer Books

                  SECTION 5.01. Warrant Transfer Books. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates by the Warrant Agent as herein provided.

                  At the option of the Holder thereof, Warrant Certificates may be exchanged at such office, upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other charge that may be imposed in
connection   with  any   registration   of   transfer  or  exchange  of  Warrant
Certificates.

                  Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable. The Holder of any Warrant Certificate duly endorsed in blank may be treated by the Company, the Warrant Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.


                                   ARTICLE VI

                                 Warrant Holders

                  SECTION 6.01. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein

                  SECTION 6.02. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or any Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.


                                   ARTICLE VII

                                  Warrant Agent

                  SECTION 7.01. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions herein set forth (and no implied duties or obligations), by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time or the current market value, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation or determination, other than to apply any adjustment, notice of which is given by the Company to the Warrant Agent to be mailed to the Holders in accordance with Section 4.02. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the instructions of any such officer, except for its own gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken, suffered or omitted by, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking, suffering or omitting any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be responsible or liable for the actions taken by its agents, employees and attorneys in the absence of gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Warrant Agent has reasonable grounds for believing that repayment of such funds or it shall reasonably believe that adequate indemnification against such risk or liability is not assured to it.

                  The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

                  The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall be only liable for its gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction, in its performance of its duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                  SECTION 7.02. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel of its selection satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  SECTION 7.03. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time in writing, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the preparation, delivery, execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, demand, settlement, cost, claim or expense incurred without gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 7.03 shall survive the termination of this Agreement and the resignation and removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent not rejected by it. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of such loss or damage.

                  SECTION 7.04. Warrant Agent May Hold Company Securities. Except as may be limited by applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person.

                  SECTION 7.05. Resignation and Removal; Appointment of Successor. (a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction) after giving 30 days' written notice to the Company. The Company may remove the Warrant Agent upon 30 days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be (i) a Person doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000 or (ii) an Affiliate of a Person described in clause (i) above. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  (b) Any Person into which the Warrant Agent or any new warrant agent may be merged or any Person resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party shall be a successor Warrant Agent under this Agreement without any further act, provided that such Person (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 7.05(a) or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to Section 5.01.



                                  ARTICLE VIII

                            Covenants of the Company

                  SECTION 8.01. Reservation of Common Stock for Issuance on Exercise of Warrants; Listing. Except as contemplated by the last sentence of this Section, the Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be listed on each national securities exchange or quotation system (including NASDAQ), if any, on which any other shares of outstanding Common Stock of the Company are then listed. Should the series A and series B preferred stock of the Company, as the terms of such preferred stock exist on the date hereof, reset in such a manner that such preferred stock becomes convertible into such a number of shares of Common Stock of the Company that the Company no longer has a sufficient number of authorized and reserved Common Shares to allow for the exercise of all outstanding Warrants, the Company shall take all action, within its power, to have its certificate of incorporation amended so as to cause sufficient additional Common Shares to be authorized and reserved to allow for the exercise of all outstanding Warrants (taking into account any reasonable expectation that the preferred stock may reset again such that it is convertible into an even larger number of shares of Common Stock).

                  SECTION 8.02. Reports to Holders. To the extent such documents are required to be sent by the Company to the holders of its outstanding Common Stock, the Company shall file with the Warrant Agent and provide Holders of Warrants, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, it shall continue to file with the SEC and, to the extent it is required to send such documents to the holders of its outstanding Common Stock, provide the Warrant Agent and the Holders of the Warrants with reports containing substantially the same information as would have been required to be filed with the SEC and sent to holders of its outstanding Common Stock had the Company continued to have been subject to such reporting requirements; provided, however, that the Company shall not be so obligated to file with the SEC if the SEC does not permit such filings. In such event, such reports shall be provided to the Warrant Agent and Holders of Warrants at the times the Company would have been required to provide such reports had it been subject to such reporting requirements.

                  SECTION 8.03. Agreements Respecting Warrants. The Company agrees that it will not enter into any agreement or instrument which would preclude the exercise of the Warrants for shares of Underlying Common Stock.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. Upon written instructions from the Company, the Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate, to such Holder at the address shown on the Warrant register maintained pursuant to Section 5.01, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day, after the date the money was deposited with the Warrant Agent shall be paid to the company upon written its request therefor.

                  SECTION 9.02. Payment of Taxes. The Company will pay all taxes and other charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants with respect thereto. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash or other property to any person other than the Holder of a Warrant Certificate surrendered upon the exercise thereof and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

                  SECTION 9.03. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall promptly be canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall return such canceled Warrant Certificates to the Company.

                  SECTION 9.04. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

                  Upon the  issuance of any new Warrant  Certificate  under this
Section 9.04, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

                  Every new Warrant Certificate executed and delivered pursuant to this Section 9.04 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this
Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

                  The provisions of this Section 9.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

                  SECTION 9.05. Miscellaneous Rights. The rights of Holders upon the occurrence of the events set forth in this Agreement are cumulative. If more than one such event shall occur and the periods following the occurrence of such events and prior to the closing of the transactions that are the subject of such events overlap, each Holder may exercise such rights arising therefrom as such Holder may elect without any condition imposed upon such exercise not contained in this Agreement.

                  Neither the Company nor any of its Affiliates involved in any proposed transaction that is the subject of such an event shall have any obligation to the Holders to consummate any such proposed transaction once an agreement or agreement in principle or decision to proceed with respect thereto is reached, whether on the terms first proposed or as revised, or to include any Holder in, or apprise any Holder of, any negotiations or discussions concerning any such proposed transaction among the prospective parties thereto.

                  SECTION  9.06.  Notices.  (a) Except as otherwise  provided in
Section 9.06(b), any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when in writing and mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the register maintained by the Warrant Agent pursuant to Section 5.01 and to the parties as follows:

If to the Company:

Uniroyal Technology Corporation
One Sarasota Tower
Two North Tamiami Trail, Suite 900
Sarasota, FL 34236
Attention: Corporate Secretary


If to the Warrant Agent:

Mellon Investor Services, L.L.C.
2323 Bryan Street
Dallas, TX 75201
Attention:  Margaret Grubb, Relationship Manager

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

                  (b) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be presumed to have been duly given when mailed.

                  SECTION 9.07. Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

                  SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                  SECTION 9.09. Amendments. The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement (a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (b) to add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, or (c) that do not adversely affect the interests of the Holders in any material respect. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.09, the Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it changes or increases the Warrant Agent's rights, duties or immunities hereunder in which case such party may, but shall not be required to, join in such execution and delivery.

                  SECTION 9.10. Termination. This Agreement (other than the Company's obligations with respect to Warrants previously exercised under
Article III, and with respect to compensation, reimbursement and indemnification under Section 7.03) shall terminate and be of no further force and effect, provided the Company has complied with Section 3.05 hereof in the case of a Non-Surviving Combination, on the earlier of (a) the Expiration Date and (b) the consummation of a Non-Surviving Combination.

                  SECTION 9.11. Applicable Law. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

                  SECTION 9.12. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                           UNIROYAL TECHNOLOGY CORPORATION


                           By:/s/ Howard R. Curd
                              ------------------
                           Name:  Howard R. Curd
                           Title:    Chairman & Chief Executive Officer



                           MELLON INVESTOR SERVICES, L.L.C., as
                           Warrant Agent


                           By:/s/ Timothy D. Oliver
                              ---------------------
                           Name:  Timothy D. Oliver
                           Title:    Business Development

                                                                   EXHIBIT A


                      [FORM OF FACE OF WARRANT CERTIFICATE]


No. _____
    _____ Warrants


                         UNIROYAL TECHNOLOGY CORPORATION

               WARRANT CERTIFICATE EVIDENCING WARRANTS TO PURCHASE
                                  COMMON STOCK


                   THIS CERTIFIES THAT for value received or registered assigns, is the registered holder of the number of ___________________________ Warrants (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to acquire from Uniroyal Technology Corporation, a Delaware corporation (the "Company"), one share of Common Stock, $.O1 par value per share, of the Company (the "Common Stock") for consideration equal to the Purchase Price (as defined in the Warrant Agreement) per share of Common Stock. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of the close of business on June 1, 2003 (the "Expiration Date") or as of the closing of any Non-Surviving Combination, if earlier.

                   This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 1, 1993 (the "Warrant Agreement"), among the Company and The Bank of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Two North Tamiami Trial, Suite 900, Sarasota, Florida 34236, Attention of the Corporate Secretary.

                   As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants are immediately exercisable.

                   If the Company proposes, prior to the Expiration Date, to enter into a merger, consolidation, sale of assets or other business combination with one or more persons (other than a wholly owned subsidiary of the Company) in which consideration (other than Common Equity Securities) is distributed to the holders of Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Company shall give written notice thereof to the Holders promptly after an agreement or agreement in principle is reached but in no event less than 30 days prior to the closing thereof. In the event the Company enters into a Non-Surviving Combination, upon payment of the Purchase Price prior to the Expiration Date, the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) of the surviving entity in such Non-Surviving Combination as the Holder would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor). The Warrants evidenced by this Warrant Certificate shall not be exercisable and shall terminate and become void as of the closing date of a Non-Surviving Combination.

                   In order to exercise a Warrant, the registered Holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified.


                                   UNIROYAL TECHNOLOGY CORPORATION


                                  By:_____________________________________
                                  Name: Howard R. Curd
                                  Title: Chairman of the Board and
                                        Chief Executive Officer

[SEAL]

Attest:____________________
                Secretary

DATED:

Countersigned:
MELLON INVESTOR SERVICES, L.L.C.,
as WARRANT AGENT

By:________________________
Authorized Signatory

Date of Countersignature:

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                         UNIROYAL TECHNOLOGY CORPORATION

                   This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register maintained by the Warrant Agent, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the registered Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                   All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable, and upon issuance such shares shall be listed on each national securities exchange or quotation system (including NASDAQ), if any, on which any other shares of outstanding Common Stock are then listed.

                   Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant
Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

                   The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain events, including certain changes in Common Stock, certain Common Stock distributions, certain issuances of options or convertible securities, certain dividends and distributions, certain changes in options and convertible securities, certain expirations of options and convertible securities and certain increases in the number of shares of Common Stock into which the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible.

                   The Warrants do not entitle any Holder to any of the rights of a stockholder of the Company.

                   This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

                   This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

                           EXERCISE SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)

                   The undersigned hereby irrevocably elects to exercise ______ of the Warrants represented by this Warrant Certificate, for the acquisition of one share each of Common Stock, $.O1 par value per share, of Uniroyal Technology Corporation, on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Uniroyal Technology Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:_____________, ____
                                                   _________________________1/
                                                   (Signature of Owner)

                                                   _________________________
                                                   (Street Address)

                                                   _________________________
                                                   (City)   (State)  (Zip Code)

                                                   Signature Guaranteed by:

                                                   _________________________
_______
1/ The signature must  correspond  with the name as written upon the face of the
within  Warrant   Certificate  in  every  particular,   without   alteration  or
enlargement or any change whatever, and must be guaranteed.

                                FORM OF TRANSFER

         FOR VALUE RECEIVED the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

                                         Social Security
                                         or other
                                         identifying
Names of                                 number of              Number of
Assignee(s)       Address                assignee(s)            Warrants


and does hereby irrevocable constitute and appoint the undersigned's attorney to make such transfer on the register maintained by the Warrant, Agent for that purpose, with full power of substitution in the premises.

Date:_____________, ____
                                                    _________________________1/
                                                    (Signature of Owner)

                                                    _________________________
                                                    (Street Address)

                                                    _________________________
                                                    (City)   (State)  (Zip Code)

                                                     Signature Guaranteed by:

                                                    ________________________


________________
1/The  signature must  correspond  with the name as written upon the face of the
within  Warrant   Certificate  in  every  particular,   without   alteration  or
enlargement or any change whatever, and must be guaranteed.